Exhibit 10.1

SIXTH AMENDMENT TO LOAN AGREEMENT

AND FIFTH AMENDMENT TO SECURITY AGREEMENT

THIS SIXTH AMENDMENT TO LOAN AGREEMENT AND FIFTH AMENDMENT TO SECURITY AGREEMENT (this "Amendment") is made and entered into this 29th day of December, 2021, by and between Applied Optoelectronics, Inc., a Delaware corporation (hereinafter referred to as "Borrower") with its chief executive office and principal place of business at 13139 Jess Pirtle Blvd., Sugar Land, Texas 77478, and TRUIST BANK, a North Carolina banking corporation f/k/a Branch Banking and Trust Company, a North Carolina banking corporation (including its successors and assigns, hereinafter referred to as "Bank") with an office at 333 Clay Street, Suite 3800, Houston, Texas 77002.

Recitals:

Bank and Borrower are parties to a certain Loan Agreement dated September 28, 2017 (as at any time amended, restated, supplemented or otherwise modified, the "Loan Agreement"), pursuant to which Bank has made loans and other financial accommodations to Borrower.

Bank and Borrower are also parties to that certain Security Agreement dated September 28, 2017 (as at any time amended, restated, supplemented or otherwise modified, the "Security Agreement"), pursuant to which Borrower granted a security interest in certain of its personal property in favor of Bank to secure Borrower’s obligations under the Loan Agreement, the Security Agreement, and the Note (as defined herein).

Borrower has requested that Bank amend the Loan Agreement and the Security Agreement to extend the term of the credit facility thereunder and in certain other respects, and Bank is willing to do so on the terms and subject to the conditions of this Amendment.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.       Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the respective meanings ascribed to such terms in the Loan Agreement.

2.       Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a)              By deleting the first two sentences contained in the paragraph entitled "Line of Credit" on page 1 of the Loan Agreement, and by substituting in lieu thereof the following:

“Line of Credit ("Line of Credit") in the maximum principal amount not to exceed $20,000,000 at any one time outstanding for the purpose of financing working capital needs and other business purposes which shall be evidenced by the Borrower’s Promissory Note, dated on or after the date hereof, as amended, restated, supplemented, or otherwise modified from time to time (the “Line Note”), which shall bear interest at the rate set forth in such note, the terms of which are incorporated herein by reference. The Line of Credit shall mature on April 15, 2023, when the entire unpaid principal balance then outstanding plus accrued interest thereon shall be paid in full.

(b)              By deleting the first paragraph of the section entitled "Yield Protection" on page 2 of the Loan Agreement, and by substituting in lieu thereof the following:

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Yield Protection. If at any time a change in any law or regulation (including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, guidelines, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision or other U.S. or foreign regulatory authorities pursuant to Basel III) or in the interpretation thereof by any governmental authority having the authority to interpret or enforce the same shall make it unlawful for Bank to make or maintain the Loan(s) under the terms of this Agreement, Bank shall have the right to convert the applicable interest rate on the Loan(s) to (a) if no Event of Default then exists, a rate based on the Prime Rate Equivalent (as hereinafter defined), to be adjusted as Bank's Prime Rate changes and to be increased by an interest rate margin determined by Bank, or (b) if an Event of Default exists, the Default Rate. As used herein, as of any date of determination, "Prime Rate Equivalent" means a per annum interest rate equal to the greater of (a) the Prime Rate as of such date of determination, minus the amount (if any) by which (i) the Prime Rate as of the conversion described in the preceding sentence exceeded (ii) the Adjusted Term SOFR Rate (as defined in the Addendum to Promissory Note, dated December 29, 2021, with respect to the Line Note) as of (or, if not then determinable, as of the most recent determination prior to) the conversion described in the preceding sentence and (b) 0.75%. As used herein, the term “Sixth Amendment” means the amendment to this Loan Agreement dated December 29, 2021. Similarly, should Bank incur increased costs or a reduction in the amounts received or receivable on the Loan(s) because of any change in any applicable law, regulation, rule, guideline or order, including without limitation the imposition, modification or applicability of any reserves, deposits or capital adequacy then Borrower shall pay to Bank within ten (10) business days of demand, which demand shall contain the basis and calculations supporting such demand, as may be required to compensate Bank for such increased costs or reductions in amounts to be received hereunder. Each determination and calculation made by Bank shall, absent manifest error, be binding and conclusive on the parties hereto. All payments made by Borrower hereunder or the other Loan Documents shall be made free and clear and without deduction of any present or future taxes, levies, imposts, charges or withholdings other than taxes based on net income and franchise taxes imposed on Bank by the law of the jurisdiction in which the Bank is organized or transacting business.

3.       Amendment to Security Agreement. The Security Agreement is hereby amended by deleting clause (ii) following the phrase "This Security Agreement is entered into in connection with (check applicable items):" in the introductory section on page 1 of the Security Agreement in its entirety, and by substituting in lieu thereof the following:

☒	(ii)	a Promissory Note dated September 28, 2017 (including, without limitation, all addenda, extensions, renewals, modifications and substitutions thereof, the "Note"), made by Debtor (the "Borrower") in favor of Secured Party, as modified on September 30, 2019 to be in the principal amount of $20,000,000, on April 5, 2021 to extend the maturity to October 15, 2021, and on December 29, 2021 to extend maturity to April 15, 2023;

4.       Ratification and Reaffirmation. Borrower hereby ratifies and reaffirms the indebtedness under the Loan Agreement and the other Loan Documents, each of the Loan Documents, and all of Borrower’s covenants, duties, indebtedness and liabilities under the Loan Documents.

5.       Acknowledgments and Stipulations. Borrower acknowledges and stipulates that each of the Loan Documents executed by Borrower creates legal, valid and binding obligations of Borrower that are enforceable against Borrower in accordance with the terms thereof; all of the indebtedness under the Loan Agreement, the Notes and the other Loan Documents is owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby knowingly and voluntarily waived by Borrower); the security interests and liens granted by Borrower in favor of Bank are duly perfected, first priority security interests and liens; and at the beginning of business on December 27, 2021, the unpaid principal amount of the Line of Credit totaled $4.717.08.

6.       Representations and Warranties. Borrower represents and warrants to Bank, to induce Bank to enter into this Amendment, that no Event of Default or event which, with the passage of time or giving of notice, would become an Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of Borrower and this Amendment has been duly executed and delivered by Borrower; and all of the representations and warranties made by Borrower in the Loan Agreement are true and correct on and as of the date hereof.

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7.       Reference to Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment. Upon the effectiveness of this Amendment, each reference in the Security Agreement to "this Security Agreement", "hereunder", or words of like import shall mean and be a reference to the Security Agreement, as amended by this Amendment.

8.        Breach of Amendment. This Amendment shall be part of the Loan Agreement and the Security Agreement, and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

9.       Conditions Precedent. The amendments contained in Sections 2 and 3 hereof shall be effective as of the date of this Amendment, subject to Bank’s receipt of each of the following on or before the date of this Amendment, in form and substance satisfactory to Bank, together with all originals of the same to the extent requested by Bank in its sole discretion:

(a)              a counterpart of this Amendment, duly executed by Borrower;

(b)              a Note Modification Agreement (together with addendum thereto), duly executed by Borrower, in form and substance satisfactory to Bank;

(c)              resolutions of Borrower authorizing Borrower to enter into this Amendment and the other documents executed in connection herewith, certified by an authorized officer of Borrower; and

(d)              all other approvals, opinions or documents as Bank may reasonably request.

10.       Expenses of Bank. Borrower agrees to pay, on demand, all costs and expenses incurred by Bank in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Bank’s legal counsel and any taxes, filing fees and other expenses associated with or incurred in connection with the execution, delivery or filing of any instrument or agreement referred to herein or contemplated hereby.

11.       Release of Claims. To induce Bank to enter into this Amendment, Borrower hereby releases, acquits and forever discharges Bank, and all officers, directors, agents, employees, successors and assigns of Bank, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that Borrower now has or ever had against Bank arising under or in connection with any of the Loan Documents or otherwise. Borrower represents and warrants to Bank that Borrower has not transferred or assigned to any Person any claim that Borrower ever had or claimed to have against Bank.

12.       Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Texas.

13.       No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement, the Security Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement and the Security Agreement as herein modified shall continue in full force and effect.

14.       Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

15.       Further Assurances. Borrower agrees to take such further actions as Bank shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

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16.       Miscellaneous. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any manually executed signature page to this Amendment delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto. This Amendment expresses the entire understanding of the parties with respect to the subject matter hereof and may not be amended except in a writing signed by the parties.

17.       Waiver of Jury Trial. To the fullest extent permitted by applicable law, each party hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

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signatures appear on following page.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the date first written above.

WITNESS:	APPLIED OPTOELECTRONICS, INC.
("Borrower")

_________________________	By: /s/ Stefan Murry
Stefan Murry, Chief Financial Officer

_________________________	By: /s/ David Kuo
David Kuo, Vice President, General Counsel and
Secretary

[CORPORATE SEAL]

[Signatures continue on following page.]

Sixth Amendment to Loan Agreement and Fifth Amendment to Security Agreement (AOI)

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Accepted by Lender:

TRUIST BANK
("Bank")

By: /s/ Elizabeth H. Riley
Elizabeth H. Riley, Vice President

Sixth Amendment to Loan Agreement and Fifth Amendment to Security Agreement (AOI)

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